Exhibit 10.48

This is an English translation

Power of Attorney

I, Xiangdong Qi, the shareholder of Beijing Qihu Technology Company Limited (“Qihu Technology”), hold 45% equity interest in Qihu Technology. I, hereby, authorize Qizhi Software (Beijing) Co., Ltd.(“Qizhi Software”) to exercise all the shareholder rights in connection with my 45% equity interest in Qihu Technology and irrevocably authorize Qizhi Software to exercise the following rights during the term of this power of attorney:

I hereby authorize Qizhi Software, as my attorney-in-fact, to exercise on my behalf, all the shareholder rights in connection with my 45% equity interest in Qihu Technology in accordance with PRC laws and the Articles of Association of Qihu Technology, including but not limited to: the right to propose to summon shareholders’ meetings, to receive notice regarding convening and agenda of shareholders’ meetings, to attend shareholders’ meetings and to exercise the voting rights attached to my 45% equity interest in Qihu Technology at the shareholders’ meeting (including voting on matters such as designation and appointment of directors, general manager, chief financial operator and other senior management of Qihu Technology, dividends distribution plan and etc., as my authorized representative on the shareholders’ meeting), sell or transfer my 45% equity interest in Qihu Technology.

Qizhi Software is entitled to appoint another individual designated by its board of directors (or executive directors) to exercise the rights authorized by Qihu Technology under this power of attorney.

Unless the early termination of Business Operation Agreement jointly executed by Qihu Technology, Qizhi Software, Xiaohong Shi, Jianming Dong and I, no matter for whatever reasons, the term of this power of attorney is ten (10) years upon the signing date of this power of attorney. If this power of attorney is expired, I shall agree to extend the term of this power of attorney as requested by Qizhi Software.

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Authorizer:
Xiangdong Qi
/s/ Xiangdong Qi
Date: October 18, 2010

Authorizee:
Qizhi Software (Beijing) Co., Ltd.

(Chop):	/s/ [Company Stamp of Qizhi Software (Beijing) Co., Ltd.]
Legal Representative/Authorized Representative:	/s/ Hongyi Zhou
Date: October 18, 2010